UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2006

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On November 9, 2006, Albany Molecular Research, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2006.  That release referred to certain attached financial highlights for the three and nine months ended September 30, 2006.  The full text of the press release, including the financial tables referred to within the release, which were posted on the Company’s internet website, are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

Item 2.05    Costs Associated with Exit or Disposal Activities

On November 7, 2006, the Company’s board of directors approved a restructuring plan related to the Company’s Large Scale Manufacturing business segment.  Consistent with the Company’s continued strategy of realigning its Large Scale facility toward a greater focus on manufacturing clinical trial materials with strong commercial potential, the goals of the restructuring plan are to strengthen the Company’s competitiveness in this area and reduce operating costs by eliminating overlap in business processes, organization and project process flow, as well as leveraging existing resources and assets.  The restructuring plan calls for the Company to reduce its workforce in this segment by approximately 40 employees or approximately 15%, as well as reduce non-essential operating expenses, raw material costs and future capital expenditure activities.  The Company has estimated that total large scale costs will be reduced by $5 million annually as a result of this restructuring.  The Company has estimated that it will record a restructuring charge of approximately $3 - $4 million in the fourth quarter of 2006, including a non-cash asset disposal charge of approximately $2 million, and cash charges of approximately $1 - $2 million consisting of termination benefits of approximately $1 - $1.3 million,  and asset disposal and other related costs of up to approximately $0.7 million.  The Company estimates that the majority of the cash expenditures related to the restructuring will be incurred in the fourth quarter of 2006 and the first quarter of 2007.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2006 Kenton L. Shultis, Vice President and General Manager of Organichem Corporation, the Company’s large scale manufacturing subsidiary, was terminated from that position.  Mr. Shultis has agreed to act as an advisor to the Chief Executive Officer.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

99.1         Press release and financial tables dated November 9, 2006, issued by Albany Molecular Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 9, 2006.